EXHIBIT 10.8

GRID NOTE

$150,000	New York, New York
Date:  As of March 26, 2009

FOR VALUE RECEIVED, on the date (the "Maturity Date") that is the earlier of (i) the consummation by the undersigned ("Maker") of an Initial Business Combination (as defined in Maker’s Amended and Restated Articles of Incorporation dated as of February 8, 2008, as may be amended, restated or otherwise modified from time to time, the “Charter”) or (ii) a liquidation pursuant to Article Four of the Charter (a “Winding Down”), Maker promises to pay to the order of BANTRY BAY VENTURES – ASIA, LLC (“Holder”) at its office located at 40 Woodland Street, Hartford, Connecticut 06105, or at any other location as Holder may designate by written notice to Maker, the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), or so much thereof as shall be advanced by Holder to Maker in Holder's sole discretion, and not repaid, together with interest on the unpaid principal amount hereof from time to time outstanding until the date on which this Grid Note (this “Note”) is paid in full, at the rate set forth below, along with any other costs or expenses in connection with this Note. Within the limits of the principal sum stated above, the Maker may borrow, repay and reborrow subject to the terms and conditions stated herein.  The amount evidenced by this Note shall include the amounts indicated on Exhibit A hereto referred to as “Loan Nos. 1-5”, and any other amounts set forth on Exhibit A from time to time in accordance with this Note, along with interest thereon.

Interest on the unpaid principal of this Note shall be due and payable on the date that the entire outstanding principal amount hereof is due and payable (whether on the Maturity Date or by acceleration).  Prior to such date, this Note shall bear interest at a rate per annum of six percent (6.0%) (the “Contract Rate”).  Interest shall be calculated on the basis of a 360-day year for actual days elapsed.  In no event shall any interest rate applicable at any time to this Note exceed the maximum rate permitted by law.

If under any circumstances Holder shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under the applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker or to any other person making such payment on Maker’s behalf.

This Note evidences loans made by Holder to Maker in Holder's sole discretion, from time to time, and at any time Holder may, in its sole discretion, refuse to make a loan to Maker. The unpaid principal balance of this Note at any time shall be the total amount advanced by Holder to Maker in Holder's sole discretion, less the total amount of principal payments made hereon by Maker. The date and amount of each such loan and each payment on account of principal thereof may be endorsed by Holder on the grid attached hereto at Exhibit A and made a part of this Note, or on other Holder records, and when so endorsed shall represent evidence thereof binding upon Maker in the absence of manifest error. Any failure by Holder to so endorse shall in no way mitigate or discharge the obligation of Maker to repay any loans actually made. So long as Maker is not in default under this Note, Maker may prepay this Note in whole or in part at any time with accrued interest to the date of prepayment on the principal amount prepaid, along with any costs and expenses in connection herewith.

Requests for loans to Maker from Holder and directions as to the disposition of the proceeds thereof may be given orally (including by telephone) or in writing to Holder by the officers of Maker or other persons authorized to borrow on Maker's behalf by borrowing resolutions of Maker's Board of Directors heretofore delivered to Holder, as such resolutions may be amended or superseded from time to time, provided that any such amending or superseding resolutions shall have been certified by the Secretary or an Assistant Secretary of Maker, and a copy thereof, so certified, shall have been delivered to an officer of Holder at its office for payment. Holder may conclusively rely on the authorities contained in said resolutions. Any such loan so made shall be conclusively presumed to have been made to or for the benefit of Maker and Maker shall be liable in respect thereof when made in accordance with any such request or direction. Holder may rely on any such request or direction which it believes to be genuine, and Holder shall be fully protected in so doing without any duty to make further inquiry as to such genuineness or in otherwise acting in good faith in the premises. By making a request for a loan, Maker shall be deemed to be representing to Holder that all of the representations and warranties of Maker set forth in this Note are true and correct as of the date of such request as if made on and as of such date and shall also be deemed to be representing and warranting to Holder that on such date Maker is not in breach of any of its covenants to Holder set forth in this Note or in any other document or instruments of Maker to Holder and no event of default has occurred and is continuing with respect to any Obligations (as defined below).

This Note shall be payable in lawful money of the United States of America in immediately available funds. Except as otherwise provided herein with respect to prepayments, all payments on this Note shall be applied to the payment of accrued interest before being applied to the payment of principal. Any payment which is required to be made on a day which is not a banking business day in the City of New York shall be payable on the next succeeding banking business day and such additional time shall be included in the computation of interest.

Upon the occurrence of any of the following (each, an "Event of Default") with respect to the indebtedness evidenced by this Note: (i) a default in payment of any amount due under this Note or in the payment or performance of any other Obligation or agreement of any nature or description to or with Holder; (ii) other than in the case of a Winding Down in which case all amounts shall be due and owing under this Note, Maker shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Maker, or seeking to adjudicate Maker bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Maker or any of its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for Maker or for all or any substantial part of the assets of Maker, or Maker shall make a general assignment for the benefit of its creditors, or there shall be commenced against Maker any case, proceeding or other action of a nature referred to in this clause (ii), or there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of Maker which results in the entry of an order for any such relief, or Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (ii), or Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (iii) entry of a judgment against Maker; (iv) granting any security interest, other than to Holder or as approved in writing by Holder; (v) making any misrepresentation to Holder in obtaining credit for Maker; or (vi) the occurrence of a default or event of default under any guarantee, security agreement, or other agreement, instrument or document entered into or given in connection with this Note, then, in the case of any Event of Default other than those referred to in clause (ii) of this sentence; Holder may declare by notice to Maker any and all Obligations of Maker to be immediately due and payable, and in the case of any Event of Default referred to in clause (ii) of this sentence, all of the Obligations of Maker shall automatically become due and payable immediately without notice or demand.

In the case of the occurrence of an Event of Default, Maker shall be liable for all costs of enforcement and collection of this Note incurred by Holder or any other holder of this Note, including but not limited to, reasonable attorneys' fees, disbursements and court costs. In addition, in the event of an occurrence of an Event of Default hereunder, Maker shall pay all reasonable attorneys' fees and disbursements incurred by Holder in obtaining advice as to its rights and remedies in connection with such Event of Default.

Maker hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note. The liability of Maker shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Holder, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Holder or any holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

All costs and expenses, including but not limited to, outside legal fees, incurred in connection with this Note, shall be paid by Maker.

To induce Holder, in its sole discretion, to make loans to Maker, Maker represents, warrants and covenants to Holder that (i) Maker is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to make, deliver and perform this Note; (ii) the execution, delivery and performance by Maker of this Note have been duly authorized by all necessary corporate action and do not and will not violate or conflict with its charter or by-laws or any law, rule, regulation or order binding on Maker or any agreement or instrument to which Maker is a party or which may be binding on Maker; (iii) this Note has been fully executed by an authorized officer of Maker and constitutes a legal, valid, binding and enforceable obligation of Maker; (iv) no authorization, consent, approval, license, exemption of or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by Maker of this Note; and (v) there are no pending or threatened actions, suits or proceedings against or affecting Maker by or before any court, commission, bureau or other governmental agency or instrumentality, which, individually or in the aggregate, if determined adversely to Maker, would have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of Maker.

The rights and remedies of Holder provided hereunder are cumulative with the rights and remedies available to Holder under any other instruments or agreements or under applicable law, however, Holder hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (as referred to in the Trust Waiver letter dated as of March __, 2009) and hereby waives any claim it may have in the future as a result of, or arising out of, this Note to such funds.

As used in this Note, the term "Obligations" means all amounts payable under this Note and any and all other indebtedness, obligations and liabilities of Maker to Holder, and, all claims of Holder against Maker, now existing or hereafter arising, direct or indirect (including participations or any interest of Holder in indebtedness of Maker to others), acquired outright, conditionally, or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or non-monetary, arising out of contract or tort, liquidated or unliquidated, arising by operation of law or otherwise, and all extensions, renewals, refundings, replacements and modifications of any of the foregoing.

All notices to be given hereunder shall be delivered by hand or sent to the party to be notified via certified mail, return receipt requested, or sent by a recognized overnight courier which provides evidence of receipt, and shall be deemed given when delivered by hand, or one (1) day after delivery to such recognized overnight courier, or three (3) days after posted with the United States Postal Service addressed to the parties as follows, and such notice shall not constitute service of process:

If to Holder at:	Bantry Bay Ventures – Asia, LLC
40 Woodland Street
Hartford, Connecticut 06105
Attn.: Eric Zachs, Managing Partner

If to Maker at:	BBV Vietnam S.E.A. Acquisition Corp.
40 Woodland Street
Hartford, Connecticut 06105
Attn.: Eric Zachs, President

With a copy to:	BBV Vietnam S.E.A. Acquisition Corp.
61 Hue Lane
Hai Ba Trung District
Hanoi, Vietnam
Attn.: Eric Zachs, President

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

MAKER AGREES, THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AND ANY ARBITRATION PROCEEDING IN CONNECTION HEREWITH SHALL BE CONDUCTED IN NEW YORK COUNTY, NEW YORK. MAKER HEREBY CONSENTS TO AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT THE ADDRESS SET FORTH HEREIN FOR NOTICES OR TO ANY OTHER ADDRESS AS MAY APPEAR IN HOLDER'S RECORDS AS THE ADDRESS OF MAKER.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, HOLDER AND MAKER HEREBY WAIVES (I) THE RIGHT TO A TRIAL BY JURY; (II) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION; (III) ANY OBJECTION BASED ON FORUM NON CONVENIENS AND/OR VENUE; AND (IV) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

This Note shall be binding upon Maker and its successors and permitted assigns; provided, however, that Maker shall not be permitted to assign this Note without the express written consent of Holder.

Holder is authorized to fill in any blank spaces and to otherwise complete this Note and correct any patent errors herein.

BBV VIETNAM S.E.A. ACQUISITION CORP.

By:
Name: Title:

The foregoing is hereby accepted and agreed to

as of this __ day of _______________________.

BANTRY BAY VENTURES – ASIA, LLC

By:
Name: Title: